Exhibit 99.1

VOLTARI CORPORATION ANNOUNCES

ADJOURNMENT OF SPECIAL MEETING OF COMMON STOCKHOLDERS

NEW YORK, NY / ACCESSWIRE / AUGUST 20, 2019 — Voltari Corporation (OTCQB: VLTC ) (the “Company” or “Voltari”) convened and then, following the affirmative vote of a majority of shares of common stock cast at the special meeting of common stockholders held to approve the adoption of the merger agreement by and among the Company, Voltari Merger Sub LLC (“Merger Sub”), and Starfire Holding Corporation (“Parent”), adjourned the special meeting.

The special meeting of common stockholders will reconvene on Thursday, September 12, 2019 at 10:00 A.M. (Eastern time), at the offices of Brown Rudnick LLP, 7 Times Square, New York, NY 10036. The record date for common stockholders entitled to vote at the special meeting remains July 10, 2019. No changes have been made to the merger proposal to be voted on by stockholders at the special meeting.

The approval of the merger agreement requires the affirmative vote of both (i) the holders of a majority of the outstanding shares of common stock entitled to vote on the adoption of the merger agreement (the “Stockholder Vote”) and (ii) the holders of a majority of the outstanding shares of common stock entitled to vote on the adoption of the merger agreement that are not beneficially owned by Parent, Merger Sub or their affiliates (the “Unaffiliated Stockholder Vote”). Based on a preliminary assessment of votes received by the Company’s proxy solicitor, although it appears that over 90% of those unaffiliated stockholders that have voted, have voted in favor of the merger agreement, and that the Stockholder Vote has been satisfied, the Unaffiliated Stockholder Vote had not been satisfied at the original time of the special meeting. Accordingly, the special meeting is being adjourned to provide the Company with additional time to solicit proxies from its stockholders to obtain the Unaffiliated Stockholder Vote.

Voltari common stockholders who have not voted but wish to do so should contact D.F. King & Co., Inc., Voltari’s proxy solicitor, by calling toll-free at (877) 297-1746.

If you have not submitted a proxy, you are urged to do so promptly. No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy is included in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on July 10, 2019, which is available without charge on the SEC’s website at http://www.sec.gov.

About Voltari

Voltari is in the business of acquiring, financing and leasing commercial real properties. The Company leases its properties and intends to lease any future properties pursuant to “double net” or “triple net” leases.

Additional Information and Where to Find It

In connection with the merger, the Company has filed with the SEC and mailed to its stockholders a proxy statement and other relevant materials. The proxy statement contains important information about the Company, the acquiring parties and certain of their affiliates, the proposed merger and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS FILED BY THE COMPANY WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement and other relevant materials filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by directing a written request to the Company at 767 Fifth Avenue, Suite 4700, New York, NY 10153, or by telephone at (212) 388-5500. In addition, investors and security holders may obtain free copies of the documents filed with the SEC on the Company’s website at www.voltari.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests, by security holdings or otherwise, in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the merger by reading the proxy statement and the other relevant materials filed with the SEC by the Company. Information about the Company’s directors and executive officers may also be found in the Company’s most recent annual report on Form 10-K/A, filed with the SEC on April 29, 2019. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to the Company as provided above.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement in this press release about future events, expectations, plans or prospects for Voltari, or about Voltari’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements. All statements other than statements of historical fact, including statements containing the words “may,” “will,” “should,” “could,” “would,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “projects,” “predicts,” “potential” and similar expressions, are intended to identify forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: (1) the conditions to the completion of the merger, including the required approval by Voltari’s stockholders (including the Unaffiliated Stockholder Vote), may not be satisfied on the terms expected or on the anticipated schedule; (2) the parties’ ability to meet expectations regarding the timing and completion of the merger; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (4) the effect of the announcement or pendency of the merger on our business relationships, operating results, and business generally; (5) risks that the proposed merger disrupts Voltari’s current plans and operations; (6) risks related to diverting management’s attention from Voltari’s ongoing business operations; (7) the outcome of any legal proceedings that may be instituted against Voltari related to the merger or the merger agreement; (8) the amount of the costs, fees, expenses and other charges related to the merger; and (9) other factors discussed from time to time in our reports filed with the SEC, including the factors discussed in Item 1A of Voltari’s Annual Report on Form 10-K filed with the SEC on March 8, 2019, in Item 1A of Voltari’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2019, and in subsequent SEC filings, which are available at http://www.sec.gov.

Voltari assumes no obligation to update any forward-looking statements, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements.

Forward-looking statements reflect the views and assumptions of management as of the date of this press release (unless specified otherwise) with respect to future events. Voltari does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements, whether as a result of new information, future events or other factors. The inclusion of any statement in this press release does not constitute an admission by Voltari or any other person that the events or circumstances described in such statement are material.

You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release (unless specified otherwise) or, in the case of documents referred to herein, the dates of those documents.